Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-60591, 333-95113, 333-99865, 333-105705, and 333-115964 on Form S-8 of Sierra Health Services, Inc. of our report dated June 26, 2006, appearing in this Annual Report on Form 11-K of Sierra Health Automatic Retirement Plan for the year ended December 30, 2005.

/s/ Deloitte & Touche, LLP
Las Vegas, Nevada
June 26, 2006